UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 22, 2018
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway, St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Raymond James Financial, Inc. (the “Company”) was held on February 22, 2018. Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect eleven members of the Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, and (3) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018, all of which matters were described in the proxy statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All eleven (11) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 20,818,005 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
von Arentschildt, Charles G.	114,909,732	717,963	116,501
Broader, Shelley G.	115,175,117	480,753	88,326
Edwards, Jeffrey N.	115,295,973	352,342	95,881
Esty, Benjamin C.	115,291,188	354,169	98,839
Godbold, Francis S.	113,894,766	1,758,809	90,621
James, Thomas A.	113,997,264	1,687,832	59,100
Johnson, Gordon L.	115,002,162	648,030	94,004
McGeary, Roderick C.	114,928,991	717,832	97,373
Reilly, Paul C.	112,233,189	3,441,910	69,097
Saltzman, Robert P.	112,188,874	3,459,981	95,341
Story, Susan N.	103,017,732	12,646,969	79,495

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 94.35% of the votes cast. With respect to this proposal, there were 20,818,005 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
108,942,121	6,514,778	287,297

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018 by the affirmative vote of 98.43% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
134,346,683	2,137,495	78,023

Item 7.01 Regulation FD Disclosure

On February 23, 2018, the Company issued a press release announcing, among other things, that the Board had declared a quarterly dividend of $0.25 per share for each outstanding share of common stock of the Company. The dividend is payable on April 16, 2018 to shareholders of record on April 2, 2018.

The Company also stated in its press release that the Board voted to appoint Paul Shoukry, Senior Vice President of Finance and Investor Relations, as Treasurer of the Company.

A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1 Press release, dated February 23, 2018, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 23, 2018	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer